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                                                                   Exhibit 99.13
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                               MULTEX.COM, INC.
                  1999 EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                            ENROLLMENT/CHANGE FORM

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
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SECTION 1:      Action                                                  Complete Sections:
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ACTIONS         [_]   New Enrollment                                    2, 3, 6, 7 and sign attached Stock Purchase Agreement
                [_]   Payroll Deduction Change                          2, 4, 7
                [_]   Terminate Payroll Deductions                      2, 5, 7
                [_]   Leave of Absence                                  2, 6, 7
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SECTION 2:      Name
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PERSONNEL                              Last                             First                 MI                Dept.
DATA            Home Address
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                                                                Street

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                                                 City                           State         Zip Code
                Social Security # [_][_][_] - [_][_] - [_][_][_][_]
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SECTION 3:
----------      Effective with the Purchase
                Interval Beginning:                                  Payroll Deduction Amount: ____% of cash earnings*

 NEW            [_]  May 1, _______                                  * Must be a multiple of 1% up to a maximum of 10%  of cash
 ENROLLMENT     [_]  November 1, _______                             earnings
                [_]  Initial Offering Period - [_____], 199
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SECTION 4:      Effective with the                                       I authorize the following new level of payroll deduction:
----------      Pay Period Beginning: _________________________________  ____ % of cash earnings
 PAYROLL                                     Month, Day and Year         * Must be a multiple of 1% up to a maximum of 10% of
 DEDUCTION                                                               cash earnings
 CHANGE
                NOTE:   You may reduce your rate of payroll deductions once per 6-month purchase interval to become effective as
                ----    soon as possible following the filing of the change form. You may also increase your rate of payroll deductions to become effective as of the start date of the next 6-month interval (May 1 or November 1).
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SECTION 5:      Effective with the                                       Your election to terminate your payroll deductions for
----------      Pay Period Beginning: __________________________________ the balance of the offering period cannot be changed,
 TERMINATE                                   Month, Day and Year         and you may not rejoin the offering period at a later
 PAYROLL                                                                 date.  You will not be able to resume participation in the
 DEDUCTIONS                                                              ESPP until the start of the next offering period.

                In connection with my voluntary termination of payroll deductions, I elect the following action regarding my ESPP payroll deductions to date in the current purchase interval:

                [_]   Purchase shares of Multex.com, Inc. on next scheduled purchase date
                                                             OR

                [_]   Refund ESPP payroll deductions collected

                NOTE:    If your employment terminates for any reason or your eligibility status changes (less than 20 hrs/wk or
                ----     less than 5 months/yr), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that purchase interval will automatically be refunded to you.
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SECTION 6:       In connection with my leave of absence, I elect the following action with respect to my ESPP payroll deductions
----------       to date:
 LEAVE OF ABSENCE     [_]  Purchase shares of Multex.com, Inc. on next scheduled purchase date
                                  OR
                      [_]  Refund ESPP payroll deductions collected

                      NOTE:  If you take an unpaid leave of absence, your payroll deductions will immediately cease.  If you
                      ----   return to active status within 90 days after the start of your leave, your payroll deductions will at that time automatically resume at the rate in effect for you when your leave began.
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SECTION 7:
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AUTHORIZATION

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                           Date                                                                 Signature of Employee
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